SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                 Current Report pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 4, 2002

                              TRAILER BRIDGE, INC.
             (Exact name of registrant as specified in its charter)



         Delaware                   000-22837                 13-3617986
         --------                   ---------                 ----------
(State or other jurisdiction       Commission               (IRS Employer
     of incorporation)             File Number)            Identification No.)


  10405 New Berlin Road East
  Jacksonville, Florida                                           32226
  ---------------------                                           -----
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number including area code:           (904)-751-7100
                                                             --------------

                                 Not Applicable
          (Former name or former address, if changed since last report)

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.8.8 United States Government Ship Financing Bond, 1997 Series Amended and Restated December 31, 2001 in the amount of $10,515,000

10.8.9   Trust Indenture First Supplement to Special Provisions

10.8.10 United States Government Ship Financing Bond, 1997 Series II Amended and Restated December 31, 2001 in the amount of $16,918,000

10.8.11  Trust Indenture First Supplement to Special Provisions

10.16 Loan and Security Agreement Dated as of November 30, 2001 Between The Estate of M. P. McLean as Lender and Trailer Bridge, Inc. as Borrower

10.17 First Amendment to Loan and Security Agreement Dated as of November 30, 2001 Between The Estate of M. P. McLean as Lender and Trailer Bridge, Inc. as Borrower

ITEM 9. REGULATION FD DISCLOSURE

     On January 4, 2002 the Company paid the interest payment due September 30, 2001 under both its Title XI bond offerings. The total interest paid under the bond offerings was $805,010.10. The Company has rescheduled the principal payments due under its Title XI bond offerings on September 30, 2001 and March 31, 2002 of $548,360 on each date until September 30, 2002 and March 31, 2003, respectively.

     On January 4, 2002 the Company drew down the balance of an agreement with an affiliate dated November 30, 2001 to provide a $3.0 million line of credit secured primarily by additional owned equipment of the Company with a carrying value of $4.1 million. No principal payments are scheduled under this facility for two years from the date of each draw. The Company utilized the proceeds of this financing to pay the interest due on the Company's Title XI bonds and to provide working capital.

     During the fourth quarter of 2001, the Company began implementing various operational changes that are expected to improve overall net results. These changes primarily relate to concentrating the Company's mainland vessel operations in Jacksonville and discontinuing direct vessel service from the Northeast (Newark, NJ). The Company has successfully concluded discussions with certain key customers that utilized the Northeast sailing to transition such cargo to the Company's Jacksonville service. The direct Northeast sailing represented approximately 28% of the Company's total vessel capacity, but was significantly less in terms of actual volume and revenue. Of the three

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weekly segments operated by the Company during the first nine months of 2001, the Northeast segment was the most under-utilized with southbound and northbound capacity utilization of 51% and 8%, respectively, compared to 75% and 24%, respectively, for the Company's Jacksonville sailings.

     This form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters discussed in this press release include statements regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to the future operating performance of the Company. Investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors. Without limitation, these risks and uncertainties include the risks of economic recessions, changes in demand for transportation services offered by the Company, changes in rate levels for transportation services offered by the Company, the ability of the Company to complete financing transactions and market conditions in the traffic lanes served by the Company.

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     TRAILER BRIDGE, INC.
                                     (registrant)


January 4, 2001                      By:  /s/ William G. Gotimer, Jr.
                                        ---------------------------------------
                                        William G. Gotimer, Jr.
                                        Secretary, General Counsel

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